Exhibit 99.1

For Immediate Release

LIPOCINE ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

SALT LAKE CITY (April 23, 2015) – Lipocine Inc. (NASDAQ:LPCN), a specialty pharmaceutical company, today announced that it has commenced an underwritten public offering of its common stock. In addition, Lipocine expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering solely to cover over-allotments, if any. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Lipocine currently intends to use the net proceeds from the offering for general corporate purposes, which may include additions to working capital and capital expenditures.

Canaccord Genuity Inc. and Ladenburg Thalmann are acting as joint book-running managers for the offering.

The offering is being made pursuant to a shelf registration statement (File No. 333-199093) (including a prospectus) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement relating to the offering that will be filed with the SEC, and other documents that Lipocine has filed with the SEC for more complete information about Lipocine and the offering. A copy of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained, when available, by contacting the Syndicate Department of Canaccord Genuity Inc., Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts, 02110, or by telephone/email at (800) 225-6201/prospectus@canaccordgenuity.com, or by contacting Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, NY, 10022, or by telephone/email at (212) 409-2000/prospectus@ladenburg.com.

Electronic copies of the preliminary prospectus supplement and the accompanying prospectus are also available free of charge on the website of the SEC at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Lipocine

Lipocine Inc. is a specialty pharmaceutical company developing innovative pharmaceutical products for use in men’s and women’s health using its proprietary drug delivery technologies. Lipocine’s lead product candidate, LPCN 1021, demonstrated positive top-line efficacy results in Phase 3 testing and is targeted for testosterone replacement therapy, or TRT. Additional pipeline candidates include LPCN 1111, a next generation oral testosterone therapy product with once daily dosing, that is currently in Phase 2 testing, and LPCN 1107, which has the potential to become the first oral hydroxyprogesterone caproate (HPC) product indicated for the prevention of recurrent preterm birth, is currently in Phase 1 testing.

Forward-Looking Statements

This release contains “forward looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts relating to a proposed underwritten public offering of Lipocine’s common stock, clinical trials, the potential uses and benefits of Lipocine’s product candidates, and product development and commercialization efforts. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks related to market conditions for Lipocine’s common stock, the failure to satisfy offering conditions, the receipt of regulatory approvals, the results of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q and the preliminary prospectus supplement relating to this offering which will be filed with the SEC, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

CONTACT:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

Email: mb@lipocine.com

John Woolford

Phone: (433) 213-0500

Email: john.woolford@westwicke.com

# # #